Appendix A

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF August 5, 2014

Trust	Fund	Effective
Fidelity Rutland Square Trust II	Strategic Advisers Core Income Fund	01/28/2011
Fidelity Rutland Square Trust II	Strategic Advisers Core Income Multi-Manager Fund	06/18/2012
Fidelity Rutland Square Trust II	Strategic Advisers Emerging Markets Fund	09/26/2010
Fidelity Rutland Square Trust II	Strategic Advisers Emerging Markets Fund of Funds	04/11/2012
Fidelity Rutland Square Trust II	Strategic Advisers Income Opportunities Fund	01/28/2011
Fidelity Rutland Square Trust II	Strategic Advisers Income Opportunities Fund of Funds	06/18/2012
Fidelity Rutland Square Trust II	Strategic Advisers International Fund	12/13/2010
Fidelity Rutland Square Trust II	Strategic Advisers International II Fund	09/17/2010
Fidelity Rutland Square Trust II	Strategic Advisers International Multi-Manager Fund	04/11/2012
Fidelity Rutland Square Trust II	Strategic Advisers Short Duration Fund	12/20/2011
Fidelity Rutland Square Trust II	Strategic Advisers Small-Mid Cap Fund	09/17/2010
Fidelity Rutland Square Trust II	Strategic Advisers Small-Mid Cap Multi-Manager Fund	12/20/2011
Fidelity Rutland Square Trust II	Strategic Advisers Value Fund	06/26/2010
Fidelity Rutland Square Trust II	Strategic Advisers Value Multi-Manager Fund	11/16/2011

Notes: Liquidation of Fidelity Rutland Square Trust II: Strategic Advisers U.S. Opportunity Fund effective August 7, 2014

Liquidation of Fidelity Rutland Square Trust II: Strategic Advisers U.S. Opportunity II Fund effective August 5, 2014

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies Listed on Appendix "A"

Attached Hereto, on Behalf of each of Their Respective Portfolios

By:_____________________________________

Name: Adrien Deberghes

Title: Assistant Treasurer

State Street Bank and Trust Company

By:_____________________________________

Name: Michael F. Rogers

Title: Executive Vice Presdient